UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF EARLIEST EVENT REPORTED: DECEMBER 23, 2008
ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER 1-13167
TEXAS
(State or other jurisdiction of incorporation or organization)
Internal Revenue Service — Employer Identification No. 74-1611874
15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     Atwood Oceanics, Inc. (NYSE: ATW), announced today that its wholly-owned subsidiary, Atwood Oceanics Pacific Limited, took delivery of its newly constructed LeTourneau SUPER 116E Jack-up, ATWOOD AURORA, from Keppel AmFELS in Brownsville, Texas on December 22, 2008. The rig will undergo additional final commissioning prior to being loaded on a vessel at the end of December 2008 or early January 2009 for transport to offshore Egypt to commence a two-year contract (estimated mid-February 2009).
     This new rig is the ninth mobile offshore drilling unit in the Atwood fleet. A copy of the press release is attached to the report as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
EXHIBIT 99.1 Press Release dated December 23, 2008
     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management’s reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the dependence of Atwood Oceanics, Inc. and its subsidiaries (collectively, the “Company”) on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated December 23, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC. (Registrant)
/s/ James M. Holland
James M. Holland
Senior Vice President
DATE: December 23, 2008